LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by
these presents, that the undersigned's hereby makes, constitutes and appoints
Gary Begeman, Shana C. Smith, Daniel E. Freiman, and/or Tony Franklin as the
undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) file and request for and on behalf of the undersigned, in the undersigned's capacity as an officer of NII Holdings, Inc. (the "Company"), an application in Form ID for access codes to file on Edgar with the Securities and Exchange Commission;

(2) prepare, execute, acknowledge, deliver and file
Forms 3, 4, and 5 (including and amendments thereto) with respect to the securities of NII Holdings, Inc., a Delaware corporation (the "Company") with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under
Section
16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4) perform any and all other acts which in the
discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned
acknowledges that:

(1) this Power of Attorney authorizes, but does not
require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by such
attorneys-in-fact on behalf of the undersigned pursuant to this Power of
Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

The undersigned hereby gives and grants the
foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of
Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

IN WITNESS WHEREOF,
the undersigned has caused this Power of Attorney to be executed as of this 14th day of July, 2014.

/s/ Salvador Alvarez
Salvador Alvarez